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                                                                EXHIBIT 10.23(a)

Zadelvast Beheer

                                                     Griffith Micro Science B.V.
                                                     Toekomstlaan
                                                     2200 Herentals
                                                     Belgium


Our reference: DB/CF/141.534/956865

                                                      Utrecht, August 23rd, 1995


Concerns: Storkstraat 8, Zoetermeer


Dear Sir, Dear Madam,


As you have not made any use of the contractual possibility of ending the tenancy agreement timely as per June 30th, 1996, we assume you intend to prolong the agreement for a period of five years, meaning until June 30th, 2001.

We are looking forward to continuing the pleasant relationship with your company during the following years.


Sincerely,
ZADELVAST BEHEER BV
D.J. Bouwhuis MOG
Portfolio Manager